 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): August 5, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) appointed Julie Washington as a Class II director (for an initial term expiring at the Company’s annual meeting of stockholders to be held in 2021, or upon her earlier death, resignation or removal), filling the vacancy created by Neil William’s resignation from the Board as of March 31, 2020. The Board also approved the appointment of Mrs. Washington as a member of the Leadership Development and Compensation Committee of the Board.

An accomplished senior executive, Mrs. Washington has led a distinguished career in marketing, spanning leading companies like Champion Petfoods, Procter & Gamble, Gillette, Nestlé Purina, Jamba Juice, and Luxottica. Mrs. Washington currently serves as Chief Marketing & Communication Officer at Trinity Health, a Catholic health care delivery system that serves more than 30 million people across 22 states. Mrs. Washington’s commitment to community improvement, diversity & inclusion has been recognized with a variety of professional accolades; inter alia: selection as one of Black Enterprise’s “Top Women Executives in Advertising & Marketing” (2016, 2013); listing in Savoy Magazine’s Top 100 Most Influential Blacks in Corporate America (2020, 2018, 2010); and naming as one of the “Top B2C Marketing Executive of the Year” (Marketers That Matter, 2013).

Mrs. Washington is eligible for the Company’s standard compensation for non-employee directors, as disclosed in the “Director Compensation” section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2020, which disclosure is incorporated herein by reference. The Company will enter into an indemnification agreement with Mrs. Washington in the form that it has entered into with its other directors and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135). The indemnification agreement, in accordance with the Company’s restated certificate of incorporation, as amended, and restated bylaws, require the Company to indemnify its directors to the fullest extent permitted by Delaware law.

There is no arrangement or understanding with any person pursuant to which Mrs. Washington was appointed as a member of the Board, and Mrs. Washington has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 11, 2020	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary